HEATWURX EQUIPMENT RECOMMENDED

FOR REPAIRS ON MILITARY AIRFIELD PAVEMENTS

GREENWOOD VILLAGE, Colo., July 9, 2013 – HEATWURX, Inc., an asphalt preservation and repair equipment manufacturer, announced today that the U.S. Army Corps of Engineers has completed its evaluation of equipment and materials for the U.S. Air Force’s Sustained Pavement Repair (SuPR) kit for in-place asphalt recycling.  The report, “Laboratory and Field Evaluation of In-Place Asphalt Recycling Technologies for Small Airfield Repair” concluded that “the in-place asphalt repair technology including the use of rejuvenator and asphalt infrared heater proved to be effective in terms of repair times and repair quality.”

The Air Force Civil Engineer Center (AFCEC) sponsored the research project with the main purpose “to determine the most expedient methods, materials, and equipment for small-to-medium repairs in damaged airfield asphalt concrete (AC) pavements using in-place asphalt recycling technologies.”  The U.S. Army Engineer Research and Development Center (ERDC) , in collaboration with Applied Research Associates (ARA), was tasked to evaluate and test equipment for performing sustainment repairs in damaged airfield asphalt pavements that will give military engineers the capability for in-place asphalt recycling.

Based on the laboratory and field-testing, the ERDC recommended the use of an electric infrared heater and asphalt processor for the SuPR augmentation kit because it meets the Air Force’s performance, reliability, transportation, and eco-friendly recycling requirements.  The HEATWURX HWX-30 Electric Infrared Heater and HWX-AP40 Asphalt Processor were identified in the report as the equipment that best met the requirements of the Air Force for this program and were included in the ERDC’s recommended equipment list.

This is the second major recognition for HEATWURX. Last year, the company’s Hot-in-Place Asphalt Pavement Recycling Process was selected as an “Additionally Selected Technology” by the Technology Implementation Group (TIG) of the American Association of State Highway Transportation Officials (AASHTO).  The organization identifies and advocates the implementation and/or use of a select few proven technologies, products or processes that are likely to yield significant economic or qualitative benefits.

“The in-depth testing and evaluation of our equipment by the worlds largest public engineering, design, and construction management agency, coupled with the recognition from AASHTO, who sets the standards for this country’s roadways, further supports the use of HEATWURX equipment and processes as the innovative, cost-effective, and environmentally conscious way to preserve and repair our roadways,” said Stephen Garland, HEATWURX’ CEO.  “HEATWURX provides real quantitative value to local, state, and federal transportation and public works agencies responsible for maintaining and keeping our roads safe.”

About HEATWURX

Headquartered in Colorado, HEATWURX is the premier developer and manufacturer of eco-friendly preservation and repair equipment designed to outperform alternative methods of pavement repair. As worldwide demand for sustainability continues to increase, HEATWURX is committed to providing superior solutions that reduce consumption of raw materials, extending the life of asphalt pavements, and decreasing the costs of recurring repairs.  All equipment is proudly manufactured in the USA. For more information, please visit www.heatwurx.com.

About ERDC

The US Army Engineer Research and Development Center (ERDC) solves the nation’s toughest engineering and environmental challenges. ERDC develops innovative solutions in civil and military engineering, geospatial sciences, water resources, and environmental sciences for the Army, the Department of Defense, civilian agencies, and our nation’s public good.

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About AASHTO TIG

AASHTO's Technology Implementation Group - or TIG - scans the horizon for outstanding advancements in transportation technology and invests time and money to accelerate their adoption by agencies nationwide.

Each year, TIG selects a highly valuable, but largely unrecognized procedure, process, software, device, or other innovation that has been adopted by at least one agency, is market ready and is available for use by other interested agencies.

Guided by the vision of "a culture where rapid advancement and implementation of high payoff, innovative technologies is the expectation of the transportation community," TIG's objective is to share information with AASHTO member agencies, local agencies, and their industry partners to improve the Nation's transportation system.

Forward Looking Statements

This release contains forward-looking statements regarding HEATWURX and its future plans and expected performance based on assumptions the company believes to be reasonable.  A number of risks and uncertainties could cause actual results to differ materially from these statements, including, without limitation, the success rate of business development efforts, industry and customer acceptance of its products, and other risk factors described from time to time in the company’s reports filed with the SEC.  HEATWURX undertakes no obligation to publicly update these forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Stephen Garland

CEO

HEATWURX, Inc

800-532-1279

steve@heatwurx.com